EXHIBIT 99.2

MATTEL, INC.

SUMMARY OF COMPENSATION OF

THE NON–EMPLOYEE MEMBERS OF THE

BOARD OF DIRECTORS

REMUNERATION

Annual Cash Retainer:

Non-employee members of the Board receive a cash retainer of $50,000 per year.

•	Retainer payable annually, upon election or re-election to the Board at the Annual Meeting of Stockholders.

•	Pursuant to the Mattel 1996 Stock Option Plan,[1] Directors may elect in advance to receive all or a portion of the annual retainer in Mattel common stock. If no election is made, the Director will receive the entire retainer in cash.

•	The number of shares will be based on the fair market value of Mattel common stock on the date of election or re-election to the Board.

•	If an election is made, it will be irrevocable with respect to the year for which it is made, and it will remain in force for subsequent years unless the Director makes a different election with respect to a later year.[2]

Committee Chair Retainer:

Each non-employee Committee Chair receives a cash retainer per year:

•	Audit - $20,000
•	Compensation - $15,000
•	Other Committees - $10,000
•	Retainer payable annually, upon appointment or re-appointment as Committee Chair.

[1]	There will be a similar provision in the proposed Mattel, Inc. 2005 Equity Compensation Plan. See “Equity Compensation” below.
[2]	In any event, if a Director elects to receive payment in stock or to defer fees into the stock equivalent account, the Director must not be aware of any material non-public information concerning Mattel at the time the Director makes or changes such an election.

Mattel, Inc.

Board of Directors – Compensation Summary

Board Fees:

•	Non-employee members receive $2,000 per Board meeting attended[3]

•	Fees payable quarterly in arrears.

Committee Fees:

Each non-employee Committee member receives:

•	Audit - $3,000 per meeting attended[3]

•	Compensation and Governance & Social Responsibility- $2,000 per meeting attended[3]

•	Other Committees - $1,500 per meeting attended[3]

•	Fees payable quarterly in arrears.

EQUITY COMPENSATION

A. UNDER THE MATTEL 1996 STOCK OPTION PLAN

Equity compensation, in the form of stock options, is currently granted to non-employee Directors pursuant to the 1996 Stock Option Plan.

Initial Grant:

Pursuant to the Mattel 1996 Stock Option Plan, each new non-employee member of the Board, on the date he or she joins the Board, is granted an option to purchase 15,000 shares of Common Stock. The option has an exercise price per share equal to the fair market value on the date of grant and is immediately vested in full.

Annual Grant:

Pursuant to the Mattel 1996 Stock Option Plan, upon the date of each re-election to the Board, each non-employee member of the Board is granted an option to purchase 12,000 shares of Common Stock. The option has an exercise price per share equal to the fair market value on the date of the grant. The option vests annually over four years at the rate of 25% per year, beginning on the first anniversary of the date of grant.

[3]	The full amount will be paid for attendance in person or by videoconference. Attendance by telephone will be compensated at a reduced rate of $1,000 per meeting; provided, however, that if the meeting was scheduled as a telephonic meeting, the full amount will be paid for attendance by telephone.

Mattel, Inc.

Board of Directors – Compensation Summary

B. UNDER THE MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

Subject to the approval of Mattel’s stockholders, effective as of the date of Mattel’s 2005 Annual Meeting of Stockholders, equity compensation will be granted to non-employee Directors pursuant to the Mattel, Inc. 2005 Equity Compensation Plan (the “2005 Plan”). If the stockholders approve the 2005 Plan, the 2005 Plan will replace the Mattel 1996 Stock Option Plan; the annual grant for 2005 and subsequent years will be pursuant to the 2005 Plan; and initial grants for non-employee Directors joining the Board on or after the date of the 2005 Annual Meeting of Stockholders will be pursuant to the 2005 Plan.

Initial Grant:

Pursuant to the 2005 Plan and resolutions adopted by the Compensation Committee, each new non-employee member of the Board, on the date he or she joins the Board, will be granted (1) an option to purchase 7,500 shares of Common Stock, with an exercise price per share equal to the fair market value on the date of grant and immediate vesting in full; and (2) 2,500 restricted stock units with dividend equivalents. For restricted stock units and dividend equivalents, vesting will occur 100% on the third anniversary of the date of grant.4

Annual Grant:

Pursuant to the 2005 Plan and resolutions adopted by the Compensation Committee, upon the date of each re-election to the Board, each non-employee Director will be granted (1) an option to purchase 6,000 shares of Common Stock, with an exercise price per share equal to the fair market value on the date of grant and with vesting over three years (33%, 33% and 34% vesting on the first, second and third anniversaries of the date of grant, respectively); and (2) 2,000 restricted stock units with dividend equivalents. The vesting schedule with regard to restricted stock units and dividend equivalents will be as follows: for the annual grant occurring on the date of the 2005 Annual Meeting of Stockholders, vesting will occur 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant; for subsequent annual grants, vesting will occur 100% on the third anniversary of the date of grant.4

[4]	If Mattel identifies a problem with granting restricted stock units (for example, if issues arise with regard to Section 409A of the Internal Revenue Code as a result of regulations interpreting Section 409A), then restricted stock may be granted instead of restricted stock units with dividend equivalents. The vesting schedule would be the same.

Mattel, Inc.

Board of Directors – Compensation Summary

All of the above-described grants under the 2005 Plan are subject in their entirety to stockholder approval of the 2005 Plan and the provisions of the 2005 Plan.

STOCK OWNERSHIP

The Board has, as part of its Guidelines on Corporate Governance, adopted policies regarding (i) non-employee Director stock ownership and (ii) non-employee Director retention of shares obtained in exercises of stock options. These policies are set forth in the Mattel, Inc. Board of Directors Amended and Restated Guidelines on Corporate Governance.

DEFERRED COMPENSATION

Non-employee Directors may elect in advance to defer all or part of the cash Directors’ fees under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors, which provides for the deferred amounts to be deemed invested either in an interest-bearing account or a stock equivalent account. Elections to defer compensation during a given calendar year may be made during the last open trading window of the preceding calendar year; provided that a new Director may make such an election within 30 days after joining the Board for compensation earned after the election is made. If an election is made, it will remain in force for subsequent years unless the Director later makes a different election.2 A participating non-employee Director may elect to take the distribution of such deferred amounts in a lump sum or installments over a period of years after the individual ceases to be a Director of Mattel. If a deferral election is made without any specific election between interest-bearing or stock equivalent accounts, such deferral will be invested in an interest-bearing account.

Mattel anticipates that during the year 2005 Mattel will take steps to ensure that deferred compensation for directors complies with Section 409A of the Internal Revenue Code, as enacted by the American Jobs Creation Act of 2004. These steps may include amending the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors or adopting a successor plan for deferrals that are subject to Section 409A.

[2]	In any event, if a Director elects to receive payment in stock or to defer fees into the stock equivalent account, the Director must not be aware of any material non-public information concerning Mattel at the time the Director makes or changes such an election.

Mattel, Inc.

Board of Directors – Compensation Summary

LIABILITY INSURANCE

Directors are provided with liability insurance under a directors, officers and corporate liability insurance policy.

EXPENSE REIMBURSEMENT AND TRAVEL

Mattel will pay all appropriate expenses for Directors’ travel on Board business. In most cases, and based on the Director’s preference, Mattel will handle any travel arrangements, book airline and hotel reservations and cover billings. If the Director prefers, Mattel will reimburse any travel expenses, including first class air travel, taxis, airport limousines, tips, etc. Directors are permitted to use aircraft leased by Mattel for purposes of travel on Board business.

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